UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2021
Meta Platforms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Willow Road, Menlo Park, California 94025
(Address of principal executive offices and Zip Code)

(650) 543-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000006 par value	FB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) As previously disclosed by Meta Platforms, Inc. (the “Company”) on a Current Report on Form 8-K filed on September 22, 2021, Mike Schroepfer informed the Company on September 20, 2021 of his intention to resign from his position as Chief Technology Officer of the Company and to become a Senior Fellow at the Company following a transition period.

On February 23, 2022, it was determined that, effective March 14, 2022, Mr. Schroepfer will no longer serve as the Company’s Chief Technology Officer and will become a Senior Fellow at the Company, in which role he will work on initiatives such as recruiting and developing technical talent and fostering the company's artificial intelligence investments. In connection with this new part-time role, Mr. Schroepfer will enter into a new employment letter that provides for a reduced annual base salary of $360,000 and eligibility to receive an annual bonus with an individual target bonus percentage of 75% of his base salary under the terms of the Company’s Bonus Plan. In addition, in connection with accepting the reduced role, Mr. Schroepfer will be forfeiting 232,186 Restricted Stock Units that settle in shares of the Company’s Class A common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META PLATFORMS, INC.

Date:	March 1, 2022	By:	/s/ Katherine R. Kelly
Name: Katherine R. Kelly
Title: Vice President, Deputy General Counsel and Secretary